Exhibit 99.1
LIVE OAK BANCSHARES, INC. REPORTS FOURTH QUARTER 2023 RESULTS
Wilmington, NC, January 24, 2024 - Live Oak Bancshares, Inc. (NYSE: LOB) (“Live Oak” or “the Company”) today reported fourth quarter of 2023 net income of $16.2 million, or $0.36 per diluted share. Net income for the year ended December 31, 2023, totaled $73.9 million, or $1.64 per diluted share.
“Live Oak Bank spent 2023 doing what we do best -- growing loans, deposits, and revenue in our mission to support small business owners, our employees and our shareholders,” said Live Oak Chairman and CEO James S. (Chip) Mahan III. “When looking back at 2023, it is clear that our customers and our model were extraordinarily resilient. We are proud to serve America’s small business owners through all cycles and believe our fourth quarter results, and the historical performance of our bank, continue to demonstrate our strength in the market.”
Year Over Year Highlights

(Dollars in thousands, except per share data)			Increase (Decrease)
	2023	2022	Dollars	Percent
Total revenue (1)	$457,038	$565,493	$(108,455)	(19)%
Total noninterest expense	322,885	314,226	8,659	3
Income before taxes	82,830	210,324	(127,494)	(61)
Effective tax rate	10.8%	16.2%	n/a	n/a
Net income	$73,898	$176,208	$(102,310)	(58)%
Diluted earnings per share	1.64	3.92	(2.28)	(58)
Loan and lease production:
Loans and leases originated	$3,946,873	$4,007,621	$(60,748)	(2)%
% Fully funded	55.1%	58.8%	n/a	n/a
Total loans and leases:	$9,020,884	$7,898,788	$1,122,096	14%
Total assets:	11,271,423	9,855,498	1,415,925	14
Total deposits:	10,275,019	8,884,928	1,390,091	16
(1)Total revenue consists of net interest income and total noninterest income.

Fourth Quarter 2023 Key Measures

(Dollars in thousands, except per share data)			Increase (Decrease)
	4Q 2023	3Q 2023	Dollars	Percent	4Q 2022
Total revenue (1)	$119,683	$127,301	$(7,618)	(6)%	$104,973
Total noninterest expense	93,204	74,262	18,942	26	84,585
Income before taxes	17,484	42,760	(25,276)	(59)	717
Effective tax rate	7.6%	6.9%	n/a	n/a	(149.9)%
Net income	$16,163	$39,793	$(23,630)	(59)%	$1,792
Diluted earnings per share	0.36	0.88	(0.52)	(59)	0.04
Loan and lease production:
Loans and leases originated	$981,703	$1,073,255	$(91,552)	(9)%	$1,177,688
% Fully funded	49.0%	52.2%	n/a	n/a	58.1%
(1)Total revenue consists of net interest income and total noninterest income.

Loans and Leases
At December 31, 2023, the total loan and lease portfolio was $9.02 billion, 2.8% above its level at September 30, 2023 and 14.2% above its level at December 31, 2022. This growth was driven by strong origination volumes. Compared to the third quarter of 2023, loans and leases held for investment increased $431.2 million, or 5.3%, to $8.63 billion while loans held for sale decreased $185.6 million, or 32.4%, to $387.0 million. Average loans and leases were $8.84 billion during the fourth quarter of 2023 compared to $8.58 billion during the third quarter of 2023.
The total loan and lease portfolio at December 31, 2023, and September 30, 2023 was comprised of 37.8% and 39.0% of guaranteed loans and leases, respectively.
Loan and lease originations totaled $981.7 million during the fourth quarter of 2023, a decrease of $91.6 million, or 8.5%, from the third quarter of 2023.
Deposits
Total deposits increased to $10.28 billion at December 31, 2023, an increase of $271.4 million compared to September 30, 2023, and an increase of $1.39 billion compared to December 31, 2022. The increase in total deposits from the prior periods provides support for the growth in the loan and lease portfolio.
Average total interest-bearing deposits for the fourth quarter of 2023 increased $137.5 million, or 1.4%, to $9.84 billion, compared to $9.70 billion for the third quarter of 2023. The ratio of average total loans and leases to average interest-bearing deposits was 89.9% for the fourth quarter of 2023 compared to 88.5% for the third quarter of 2023.
Borrowings
Borrowings totaled $23.4 million at December 31, 2023, compared to $25.8 million and $83.2 million at September 30, 2023 and December 31, 2022, respectively. The decrease from the fourth quarter of 2022 was principally due to paying off the Company’s Fed Funds line of credit.
Net Interest Income
Net interest income for the fourth quarter of 2023 increased to $89.6 million compared to $89.4 million for the third quarter of 2023 and $85.9 million for the fourth quarter of 2022.
The net interest margin for the fourth and third quarters of 2023 was 3.32% and 3.37%, respectively, a decrease of 5 basis points quarter over quarter. This decrease was principally the result of growth in loan yields being outpaced by the cost of deposits. The primary mitigant to loan yields in the fourth quarter of 2023 arose from the accelerated recognition of a large deferred expense, as a result of early payoffs on two loans, which was recognized as a reduction to interest income. The increase in cost of deposits was primarily driven by a large certificate of deposit maturity event in the fourth quarter renewing at higher current market rates. During the fourth quarter of 2023, the average cost of interest-bearing liabilities increased by 18 basis points while the average yield on interest-earning assets increased by 11 basis points.
The increase in net interest income for the fourth quarter of 2023 compared to the fourth quarter of 2022 was driven by growth in the total loan and lease portfolio. Partially mitigating this increase was a decrease in the net interest margin arising from an increase in interest-bearing liabilities combined with average cost of funds outpacing the average yield on interest-earning assets.
Noninterest Income
Noninterest income for the fourth quarter of 2023 decreased to $30.1 million compared to $37.9 million for the third quarter of 2023 and increased from $19.1 million for the fourth quarter of 2022. The primary drivers behind changes in noninterest income are outlined below.
The loan servicing asset revaluation resulted in a loss of $4.0 million for the fourth quarter of 2023 compared to a gain of $11.3 million for the third quarter of 2023 and loss of $5.0 million for the fourth quarter of 2022. The $15.3 million quarter over quarter negative change in servicing asset revaluation was principally due to the third quarter of 2023 one-time positive adjustment of $13.7 million, arising from the Company’s change in valuation techniques used to estimate the fair value of servicing rights.

Net gains on sales of loans was $12.9 million, a $216 thousand increase compared to the third quarter of 2023 and a $5.5 million increase compared to the fourth quarter of 2022. The increase in net gains on sales of loans compared to the fourth quarter of 2022 was largely the result of a higher volume of loan sales. The average guaranteed loan sale premium was stable for all compared periods at 105% for the fourth quarter of 2023, third quarter of 2023 and fourth quarter of 2022. The volume of guaranteed loans sold was $239.1 million for the fourth quarter of 2023 compared to $225.6 million sold in the third quarter of 2023 and $144.3 million sold in the fourth quarter of 2022.
Other noninterest income for the fourth quarter of 2023 totaled $8.6 million compared to $3.5 million for the third quarter of 2023 and $5.1 million for the fourth quarter of 2022. The increase in noninterest income for both comparative periods was principally driven by a $4.4 million gain arising from the sale of one of the Company’s aircraft in the fourth quarter of 2023.
Noninterest Expense
Noninterest expense for the fourth quarter of 2023 totaled $93.2 million compared to $74.3 million for the third quarter of 2023 and $84.6 million for the fourth quarter of 2022. The primary drivers in the noninterest expense changes are outlined below.
Salaries and employee benefits for the fourth quarter of 2023 increased $1.3 million compared to the third quarter of 2023 and increased $1.7 million compared to the fourth quarter of 2022. Included in the fourth quarter of 2023 was a special employee bonus of $4.5 million. Excluding this special bonus, total salaries and employee benefits for the fourth quarter of 2023 decreased $3.2 million compared to the third quarter of 2023 and decreased $2.8 million compared to the fourth quarter of 2022.
The Company incurred impairment charges related to a new renewable energy tax credit investment transaction of $14.6 million in the fourth quarter of 2023 compared to none in the third quarter of 2023 and $8.4 million in the fourth quarter of 2022. Investments of this type generate a return primarily through the realization of income tax credits and other benefits; accordingly, impairment of the investment amount is recognized in conjunction with the realization of related tax benefits. These investments generated federal investment tax credits in the fourth quarters of 2023 and 2022 of $16.4 million and $10.3 million, respectively, which are reflected in the Company’s effective tax rate for each respective year. Investments of this nature are part of the Company’s ongoing initiative to promote renewable energy sources.
Asset Quality
During the fourth quarter of 2023, the Company recognized net charge-offs for loans carried at historical cost of $4.4 million compared to $9.1 million in the third quarter of 2023 and $1.4 million in the fourth quarter of 2022. Net charge-off activity in the fourth quarter of 2023 was largely related to four loans spread across three verticals. Net charge-offs as a percentage of average held for investment loans and leases carried at historical cost, annualized, for the quarters ended December 31, 2023, September 30, 2023 and December 31, 2022, was 0.22%, 0.48% and 0.09%, respectively. Net charge-offs as a percentage of total average held for investment loans and leases carried at historical cost for the years ended December 31, 2023 and 2022, were 0.29% and 0.14%, respectively.
Unguaranteed nonperforming (nonaccrual) loans and leases, excluding $7.2 million and $6.5 million accounted for under the fair value option at December 31, 2023, and September 30, 2023, respectively, increased to $39.3 million, or 0.48% of loans and leases held for investment which are carried at historical cost, at December 31, 2023, compared to $33.3 million, or 0.43%, at September 30, 2023.
Provision for Loan and Lease Credit Losses
The provision for loan and lease credit losses for the fourth quarter of 2023 totaled $9.0 million compared to $10.3 million for the third quarter of 2023 and $19.7 million for the fourth quarter of 2022. The lower provision expense in the fourth quarter of 2023 compared to the fourth quarter of 2022 was primarily the result of a decline in reserves related to loans individually evaluated for impairment.
The allowance for credit losses on loans and leases totaled $125.8 million at December 31, 2023, compared to $121.3 million at September 30, 2023. The allowance for credit losses on loans and leases as a percentage of total loans and leases held for investment carried at historical cost was 1.53% and 1.56% at December 31, 2023, and September 30, 2023, respectively.

Income Tax
Income tax expense (benefit) and related effective tax rate was $1.3 million and 7.6% for the fourth quarter of 2023, $3.0 million and 6.9% for the third quarter of 2023, and $(1.1) million and (149.9)% for the fourth quarter of 2022, respectively. The higher level of income tax expense for the fourth quarter of 2023 compared to the fourth quarter of 2022 was primarily the result of a higher level of pretax income combined with higher levels of investment tax credits related to renewable energy investment transactions in the fourth quarter of 2023 in conjunction with recognition of a research credit recognized during the fourth quarter of 2022.
Conference Call
Live Oak will host a conference call to discuss the company's financial results and business outlook tomorrow, January 25, 2024, at 9:00 a.m. ET. The call will be accessible by telephone and webcast using Conference ID: 19103652. A supplementary slide presentation will be posted to the website prior to the event, and a replay will be available for 12 months following the event. The conference call details are as follows:
Live Telephone Dial-In
U.S.: 888.259.6580
International: +1 416.764.8624
Pass Code: None Required
Live Webcast Log-In
Webcast Link: investor.liveoakbank.com
Registration: Name and Email Required
Multi-Factor Code: Provided After Registration

Important Note Regarding Forward-Looking Statements
Statements in this press release that are based on other than historical data or that express the Company’s plans or expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include changes in Small Business Administration (“SBA”) rules, regulations or loan products, including the Section 7(a) program, changes in SBA standard operating procedures or changes in Live Oak Banking Company's status as an SBA Preferred Lender; changes in rules, regulations or procedures for other government loan programs, including those of the United States Department of Agriculture; the impacts of global health crises and pandemics, such as the Coronavirus Disease 2019 (COVID-19) pandemic, on trade (including supply chains and export levels), travel, employee productivity and other economic activities that may have a destabilizing and negative effect on financial markets, economic activity and customer behavior; recent adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, liquidity, and regulatory responses to these developments; a reduction in or the termination of the Company's ability to use the technology-based platform that is critical to the success of its business model, including a failure in or a breach of operational or security systems; competition from other lenders; the Company's ability to attract and retain key personnel; market and economic conditions and the associated impact on the Company; operational, liquidity and credit risks associated with the Company's business; changes in political and economic conditions, including any prolonged U.S. government shutdown; the impact of heightened regulatory scrutiny of financial products and services and the Company's ability to comply with regulatory requirements and expectations; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the debt ceiling and the federal budget; adverse results, including related fees and expenses, from pending or future lawsuits, government investigations or private actions; and the other factors discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
About Live Oak Bancshares, Inc.
Live Oak Bancshares, Inc. (NYSE: LOB) is a financial holding company and the parent company of Live Oak Bank. Live Oak Bancshares and its subsidiaries partner with businesses that share a groundbreaking focus on service and technology to redefine banking. To learn more, visit www.liveoakbank.com.
Contacts:
Walter J. Phifer, CFO | Investor Relations | 910.202.6926
Claire Parker | Corporate Communications | Media Relations | 910.597.1592

Live Oak Bancshares, Inc.
Quarterly Statements of Income (unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended					4Q 2023 Change vs.
	4Q 2023	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2023	4Q 2022
Interest income						%	%
Loans and fees on loans	$169,531	$162,722	$152,362	$139,052	$127,310	4.2	33.2
Investment securities, taxable	8,746	8,701	8,503	7,547	6,716	0.5	30.2
Other interest earning assets	8,259	9,188	8,847	4,817	2,584	(10.1)	219.6
Total interest income	186,536	180,611	169,712	151,416	136,610	3.3	36.5
Interest expense
Deposits	96,695	90,914	85,003	67,595	50,357	6.4	92.0
Borrowings	265	287	407	1,804	351	(7.7)	(24.5)
Total interest expense	96,960	91,201	85,410	69,399	50,708	6.3	91.2
Net interest income	89,576	89,410	84,302	82,017	85,902	0.2	4.3
Provision for loan and lease credit losses	8,995	10,279	13,028	19,021	19,671	(12.5)	(54.3)
Net interest income after provision for loan and lease credit losses	80,581	79,131	71,274	62,996	66,231	1.8	21.7
Noninterest income
Loan servicing revenue	7,342	6,990	6,687	6,380	6,296	5.0	16.6
Loan servicing asset revaluation	(3,974)	11,335	(2,831)	356	(5,016)	(135.1)	20.8
Net gains on sales of loans	12,891	12,675	10,804	10,175	7,362	1.7	75.1
Net (loss) gain on loans accounted for under the fair value option	(170)	(568)	1,728	(4,529)	571	70.1	(129.8)
Equity method investments income (loss)	47	(1,034)	(2,055)	(2,952)	(1,818)	104.5	102.6
Equity security investments (losses) gains, net	(384)	(783)	121	77	868	51.0	(144.2)
Lease income	2,439	2,498	2,535	2,535	2,555	(2.4)	(4.5)
Management fee income	3,309	3,277	3,266	3,472	3,200	1.0	3.4
Other noninterest income	8,607	3,501	3,901	4,065	5,053	145.8	70.3
Total noninterest income	30,107	37,891	24,156	19,579	19,071	(20.5)	57.9
Noninterest expense
Salaries and employee benefits	44,274	42,947	43,066	44,765	42,560	3.1	4.0
Travel expense	1,544	2,197	2,770	2,411	1,872	(29.7)	(17.5)
Professional services expense	3,052	1,762	1,996	927	2,453	73.2	24.4
Advertising and marketing expense	2,501	3,446	3,009	3,603	3,892	(27.4)	(35.7)
Occupancy expense	2,231	2,129	2,205	1,925	3,469	4.8	(35.7)
Technology expense	8,402	7,722	8,005	7,729	8,849	8.8	(5.1)
Equipment expense	3,480	3,676	4,023	3,818	3,759	(5.3)	(7.4)
Other loan origination and maintenance expense	3,937	3,498	3,442	3,927	3,657	12.6	7.7
Renewable energy tax credit investment impairment	14,575	—	—	69	8,446	100.0	72.6
FDIC insurance	4,091	4,115	5,061	3,403	2,923	(0.6)	40.0
Contributions and donations	—	—	—	—	33	—	(100.0)
Other expense	5,117	2,770	2,880	6,385	2,672	84.7	91.5
Total noninterest expense	93,204	74,262	76,457	78,962	84,585	25.5	10.2
Income before taxes	17,484	42,760	18,973	3,613	717	(59.1)	2,338.5
Income tax expense (benefit)	1,321	2,967	1,429	3,215	(1,075)	(55.5)	222.9
Net income	$16,163	$39,793	$17,544	$398	$1,792	(59.4)	802.0
Earnings per share
Basic	$0.36	$0.89	$0.40	$0.01	$0.04	(59.6)	800.0
Diluted	$0.36	$0.88	$0.39	$0.01	$0.04	(59.1)	800.0
Weighted average shares outstanding
Basic	44,516,646	44,408,997	44,327,474	44,157,156	44,005,220
Diluted	45,306,506	45,268,745	44,835,089	44,964,616	44,794,941

Live Oak Bancshares, Inc.
Quarterly Balance Sheets (unaudited)
(Dollars in thousands)

	As of the quarter ended					4Q 2023 Change vs.
	4Q 2023	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2023	4Q 2022
Assets						%	%
Cash and due from banks	$582,540	$534,774	$808,131	$463,186	$280,239	8.9	107.9
Federal funds sold	—	—	—	—	136,397	—	(100.0)
Certificates of deposit with other banks	250	3,750	4,000	4,000	4,000	(93.3)	(93.8)
Investment securities available-for-sale	1,126,160	1,099,878	1,133,146	1,149,691	1,014,719	2.4	11.0
Loans held for sale	387,037	572,604	523,776	533,292	554,610	(32.4)	(30.2)
Loans and leases held for investment (1)	8,633,847	8,202,631	7,836,398	7,686,987	7,344,178	5.3	17.6
Allowance for credit losses on loans and leases	(125,840)	(121,273)	(120,116)	(108,242)	(96,566)	3.8	30.3
Net loans and leases	8,508,007	8,081,358	7,716,282	7,578,745	7,247,612	5.3	17.4
Premises and equipment, net	257,881	258,041	269,485	268,138	263,290	(0.1)	(2.1)
Foreclosed assets	6,481	6,701	—	—	—	(3.3)	100.0
Servicing assets	48,591	47,127	31,042	29,357	26,323	3.1	84.6
Other assets	354,476	346,227	333,334	337,888	328,308	2.4	8.0
Total assets	$11,271,423	$10,950,460	$10,819,196	$10,364,297	$9,855,498	2.9	14.4
Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$259,270	$239,536	$229,833	$176,439	$194,100	8.2	33.6
Interest-bearing	10,015,749	9,764,106	9,649,278	9,245,555	8,690,828	2.6	15.2
Total deposits	10,275,019	10,003,642	9,879,111	9,421,994	8,884,928	2.7	15.6
Borrowings	23,354	25,847	28,317	30,767	83,203	(9.6)	(71.9)
Other liabilities	70,384	70,603	79,280	88,729	76,334	(0.3)	(7.8)
Total liabilities	10,368,757	10,100,092	9,986,708	9,541,490	9,044,465	2.7	14.6
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—	—	—	—
Class A common stock (voting)	344,568	340,929	341,032	334,672	330,854	1.1	4.1
Class B common stock (non-voting)	—	—	—	—	—	—	—
Retained earnings	642,817	627,759	589,036	572,530	572,497	2.4	12.3
Accumulated other comprehensive (loss) income	(84,719)	(118,320)	(97,580)	(84,395)	(92,318)	(28.4)	(8.2)
Total shareholders’ equity	902,666	850,368	832,488	822,807	811,033	6.2	11.3
Total liabilities and shareholders’ equity	$11,271,423	$10,950,460	$10,819,196	$10,364,297	$9,855,498	2.9	14.4
(1)Includes $388.0 million, $410.1 million, $441.8 million, $467.0 million and $494.5 million measured at fair value for the quarters ended December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023, and December 31, 2022, respectively.

Live Oak Bancshares, Inc.
Statements of Income (unaudited)
(Dollars in thousands, except per share data)

	Twelve Months Ended
	December 31, 2023	December 31, 2022
Interest income
Loans and fees on loans	$623,667	$418,545
Investment securities, taxable	33,497	19,667
Other interest earning assets	31,111	6,261
Total interest income	688,275	444,473
Interest expense
Deposits	340,207	115,035
Borrowings	2,763	1,937
Total interest expense	342,970	116,972
Net interest income	345,305	327,501
Provision for loan and lease credit losses	51,323	40,943
Net interest income after provision for loan and lease credit losses	293,982	286,558
Noninterest income
Loan servicing revenue	27,399	25,359
Loan servicing asset revaluation	4,886	(16,577)
Net gains on sales of loans	46,545	43,244
Net (loss) gain on loans accounted for under the fair value option	(3,539)	1,046
Equity method investments (loss) income	(5,994)	144,250
Equity security investments (losses) gains, net	(969)	3,355
Lease income	10,007	10,084
Management fee income	13,324	10,090
Other noninterest income	20,074	17,141
Total noninterest income	111,733	237,992
Noninterest expense
Salaries and employee benefits	175,052	170,822
Travel expense	8,922	8,499
Professional services expense	7,737	11,737
Advertising and marketing expense	12,559	10,543
Occupancy expense	8,490	11,088
Technology expense	31,858	28,434
Equipment expense	14,997	15,120
Other loan origination and maintenance expense	14,804	13,168
Renewable energy tax credit investment impairment	14,644	16,217
FDIC insurance	16,670	9,756
Contributions and donations	—	6,462
Other expense	17,152	12,380
Total noninterest expense	322,885	314,226
Income before taxes	82,830	210,324
Income tax expense	8,932	34,116
Net income	$73,898	$176,208
Earnings per share
Basic	$1.67	$4.02
Diluted	$1.64	$3.92
Weighted average shares outstanding
Basic	44,353,708	43,862,291
Diluted	45,094,879	44,906,310

Live Oak Bancshares, Inc.
Quarterly Selected Financial Data
(Dollars in thousands, except per share data)

	As of and for the three months ended
	4Q 2023	3Q 2023	2Q 2023	1Q 2023	4Q 2022
Income Statement Data
Net income	$16,163	$39,793	$17,544	$398	$1,792
Per Common Share
Net income, diluted	$0.36	$0.88	$0.39	$0.01	$0.04
Dividends declared	0.03	0.03	0.03	0.03	0.03
Book value	20.23	19.12	18.77	18.58	18.41
Tangible book value (1)	20.15	19.04	18.69	18.50	18.32
Performance Ratios
Return on average assets (annualized)	0.58%	1.46%	0.66%	0.02%	0.08%
Return on average equity (annualized)	7.36	18.68	8.26	0.19	0.88
Net interest margin	3.32	3.37	3.29	3.46	3.76
Efficiency ratio (1)	77.88	58.34	70.49	77.72	80.58
Noninterest income to total revenue	25.16	29.76	22.27	19.27	18.17
Selected Loan Metrics
Loans and leases originated	$981,703	$1,073,255	$861,033	$1,030,882	$1,177,688
Outstanding balance of sold loans serviced	4,238,328	4,028,575	3,813,852	3,616,701	3,481,885
Asset Quality Ratios
Allowance for credit losses to loans and leases held for investment (3)	1.53%	1.56%	1.62%	1.50%	1.41%
Net charge-offs (3)	$4,428	$9,122	$1,154	$6,669	$1,396
Net charge-offs to average loans and leases held for investment (2) (3)	0.22%	0.48%	0.06%	0.38%	0.09%

Nonperforming loans and leases at historical cost (3)
Unguaranteed	$39,285	$33,255	$44,899	$22,002	$18,784
Guaranteed	95,678	65,837	66,322	63,696	54,608
Total	134,963	99,092	111,221	85,698	73,392
Unguaranteed nonperforming historical cost loans and leases, to loans and leases held for investment (3)	0.48%	0.43%	0.61%	0.30%	0.27%

Nonperforming loans at fair value (4)
Unguaranteed	$7,230	$6,518	$8,602	$8,193	$6,678
Guaranteed	41,244	39,378	45,114	43,968	38,212
Total	48,474	45,896	53,716	52,161	44,890
Unguaranteed nonperforming fair value loans to loans held for investment (4)	1.86%	1.59%	1.95%	1.75%	1.35%

Capital Ratios
Common equity tier 1 capital (to risk-weighted assets)	11.73%	11.63%	11.55%	11.67%	12.46%
Tier 1 leverage capital (to average assets)	8.58	8.56	8.46	8.70	9.26
Notes to Quarterly Selected Financial Data
(1)See accompanying GAAP to Non-GAAP Reconciliation.
(2)Quarterly net charge-offs as a percentage of quarterly average loans and leases held for investment, annualized.
(3)Loans and leases at historical cost only (excludes loans measured at fair value).
(4)Loans accounted for under the fair value option only (excludes loans and leases carried at historical cost).

Live Oak Bancshares, Inc.
Quarterly Average Balances and Net Interest Margin
(Dollars in thousands)

	Three Months Ended December 31, 2023			Three Months Ended September 30, 2023
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Interest-earning balances in other banks	$598,720	$8,259	5.47%	$677,857	$9,188	5.38%
Investment securities	1,251,467	8,746	2.77	1,257,740	8,701	2.74
Loans held for sale	477,155	10,825	9.00	602,109	13,271	8.74
Loans and leases held for investment (1)	8,363,881	158,706	7.53	7,978,870	149,451	7.43
Total interest-earning assets	10,691,223	186,536	6.92	10,516,576	180,611	6.81
Less: Allowance for credit losses on loans and leases	(120,257)			(119,941)
Noninterest-earning assets	482,615			499,508
Total assets	$11,053,581			$10,896,143
Interest-bearing liabilities:
Interest-bearing checking	$300,064	$4,262	5.64%	$300,059	$4,217	5.58%
Savings	4,633,563	47,192	4.04	4,588,085	45,778	3.96
Money market accounts	128,486	198	0.61	136,879	202	0.59
Certificates of deposit	4,775,497	45,043	3.74	4,675,075	40,717	3.46
Total deposits	9,837,610	96,695	3.90	9,700,098	90,914	3.72
Borrowings	24,887	265	4.22	27,425	287	4.15
Total interest-bearing liabilities	9,862,497	96,960	3.90	9,727,523	91,201	3.72
Noninterest-bearing deposits	240,009			237,545
Noninterest-bearing liabilities	72,272			78,930
Shareholders' equity	878,803			852,145
Total liabilities and shareholders' equity	$11,053,581			$10,896,143
Net interest income and interest rate spread		$89,576	3.02%		$89,410	3.09%
Net interest margin			3.32			3.37
Ratio of average interest-earning assets to average interest-bearing liabilities			108.40%			108.11%
(1)Average loan and lease balances include non-accruing loans and leases.

Live Oak Bancshares, Inc.
GAAP to Non-GAAP Reconciliation
(Dollars in thousands)

	As of and for the three months ended
	4Q 2023	3Q 2023	2Q 2023	1Q 2023	4Q 2022
Total shareholders’ equity	$902,666	$850,368	$832,488	$822,807	$811,033
Less:
Goodwill	1,797	1,797	1,797	1,797	1,797
Other intangible assets	1,721	1,759	1,797	1,835	1,873
Tangible shareholders’ equity (a)	$899,148	$846,812	$828,894	$819,175	$807,363
Shares outstanding (c)	44,617,673	44,480,215	44,351,715	44,290,840	44,061,244
Total assets	$11,271,423	$10,950,460	$10,819,196	$10,364,297	$9,855,498
Less:
Goodwill	1,797	1,797	1,797	1,797	1,797
Other intangible assets	1,721	1,759	1,797	1,835	1,873
Tangible assets (b)	$11,267,905	$10,946,904	$10,815,602	$10,360,665	$9,851,828
Tangible shareholders’ equity to tangible assets (a/b)	7.98%	7.74%	7.66%	7.91%	8.20%
Tangible book value per share (a/c)	$20.15	$19.04	$18.69	$18.50	$18.32
Efficiency ratio:
Noninterest expense (d)	$93,204	$74,262	$76,457	$78,962	$84,585
Net interest income	89,576	89,410	84,302	82,017	85,902
Noninterest income	30,107	37,891	24,156	19,579	19,071
Total revenue (e)	$119,683	$127,301	$108,458	$101,596	$104,973
Efficiency ratio (d/e)	77.88%	58.34%	70.49%	77.72%	80.58%
This press release presents the non-GAAP financial measures. The adjustments to reconcile from the non-GAAP financial measures to the applicable GAAP financial measure are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results. The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period comparisons, which will assist regulators, investors, and analysts in analyzing the operating results or financial position of the Company. The non-GAAP financial measures are used by management to assess the performance of the Company’s business for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting the non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by shareholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.